DRAFT


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A



                                 CURRENT REPORT


PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): June 7, 2001








                                 XCARE.NET, INC.
             (Exact name of registrant as specified in its charter)

                        Commission file number 000-29273


         DELAWARE                                              85-0373486
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)








      6400 S. FIDDLER'S GREEN CIRCLE, SUITE 1400, ENGLEWOOD, COLORADO 80111
                    (Address of principal executive offices)


                                 (303) 488-2019
                         (Registrant's telephone number)

DRAFT



ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On June 7, 2001, XCare.net consummated the acquisition of Confer Software, Inc., ("Confer") by merger of a wholly-owned subsidiary of XCare.net with Confer. As a result of the merger, Confer is now a wholly-owned subsidiary of XCare.net. The purchase price totaling $6.2 million included 592,453 shares of XCare.net common stock in exchange for outstanding shares of Confer capital stock, the assumption of $461,250 employee bonus plan that was paid in cash and $1.7 million in professional fees. The transaction was accounted for as a purchase.


ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


(a) Financial Statements of Business Acquired

                              Confer Software, Inc.

                              Financial Statements

                     Years ended December 31, 2000 and 1999





                                    CONTENTS

Report of Independent Auditors.................................................1

Audited Financial Statements

Balance Sheets.................................................................2
Statements of Operations.......................................................3
Statements of Shareholders' Equity (Deficit)...................................4
Statements of Cash Flows.......................................................5
Notes to Financial Statements..................................................6

                         Report of Independent Auditors

The Board of Directors
Confer Software, Inc.

         We have audited the accompanying balance sheets of Confer Software, Inc. as of December 31, 2000 and 1999 and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Confer Software, Inc. at December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

                                                               ERNST & YOUNG LLP

Denver, Colorado
June 22, 2001

                              Confer Software, Inc.
                                 Balance Sheets
                      (in thousands, except per share data)


                                                                                            DECEMBER 31,          MARCH 31,
                                                                                         1999          2000          2001
                                                                                      ----------    ----------    ----------
                                                                                                                  (Unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                                                          $       --    $      243    $       71
   Short-term investments                                                                 20,609         1,279         1,568
   Accounts receivable, net of allowance for doubtful accounts of
     $25 and $46 in 1999 and 2000, respectively                                            1,270         1,217           261
   Notes receivable from related parties                                                       2            72            72
   Prepaid expenses and other current assets                                                  61            87            64
                                                                                      ----------    ----------    ----------
Total current assets                                                                      21,942         2,898         2,036

Property and equipment, net                                                                  547           904           864
                                                                                      ----------    ----------    ----------
Restricted investments                                                                        --         2,125         2,125
                                                                                      ----------    ----------    ----------
Total assets                                                                          $   22,489    $    5,927    $    5,025
                                                                                      ==========    ==========    ==========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
   Line of credit                                                                     $      254    $       --    $       --
   Debt                                                                                      203           278            --
   Current portion of capital lease obligations                                               48            76            66
   Accounts payable                                                                          473           711           265
   Accrued liabilities                                                                       752           546           202
   Deferred revenue                                                                        1,723         3,390         3,136
                                                                                      ----------    ----------    ----------
Total current liabilities                                                                  3,453         5,001         3,669

Capital lease obligations, net of current portion                                             73            --            --

Commitments (Note 4)
Convertible redeemable preferred stock; $0.001 par value:
   Authorized shares -- 42,747 as of December 31, 1999 and 2000 and
     45,347 as of March 31, 2001; Issued and outstanding shares
     42,681 shares as of December 31, 1999 and 2000 and 44,197
     shares as of March 31, 2001, respectively                                            36,192        36,192        37,693
   (Liquidation value of $37,255 as of December 31, 1999 and 2000 and $52,413 as of March 31, 2001, respectively)

Stockholders' equity (deficit): Convertible preferred stock; $0.001 par value:
   Authorized shares -- 6,924; Issued and outstanding: 6,621 shares as of December 31, 1999 and 2000 and March 31, 2001,
     respectively                                                                          7,816         7,816         7,816
   Common stock; $0.001 par value:
     Authorized shares -- 71,000; Issued and outstanding shares --
       7,394, 7,593 and 7,608 shares as of December 31, 1999 and
       2000 and March 31, 2001, respectively                                               1,069         1,250         1,220
   Deferred compensation                                                                    (355)         (159)         (114)
   Note receivable from stockholder                                                         (147)          (89)          (89)
   Accumulated deficit                                                                   (25,612)      (44,084)      (45,170)
                                                                                      ----------    ----------    ----------
Total stockholders' equity (deficit)                                                     (17,229)      (35,266)      (36,337)
                                                                                      ----------    ----------    ----------
Total liabilities and stockholders' equity (deficit)                                  $   22,489    $    5,927    $    5,025
                                                                                      ==========    ==========    ==========


               See accompanying notes to the financial statements.

                              Confer Software, Inc.
                            Statements of Operations
                                 (in thousands)


                                                                                     THREE MONTHS ENDED
                                                      YEARS ENDED DECEMBER 31,             MARCH 31,
                                                        1999           2000         2000           2001
                                                      ----------    ----------    ----------    ----------
                                                                                  (Unaudited)  (Unaudited)
Revenue                                               $    1,260    $    1,624    $      150    $      611
Cost of revenue                                            1,579         5,341         1,569           106
                                                      ----------    ----------    ----------    ----------
Gross profit (loss)                                         (319)       (3,717)       (1,419)          505

Operating expenses:
   Research and development                                2,805         4,612         1,007           963
   General and administrative                              1,733         3,782           603           569
   Marketing and sales                                     3,795         7,124         1,815           432
   Stock compensation expense                                 28           304            21            12
                                                      ----------    ----------    ----------    ----------
Total operating expenses                                   8,361        15,822         3,446         1,976
                                                      ----------    ----------    ----------    ----------


Loss from operations                                      (8,680)      (19,539)       (4,865)       (1,471)
Interest income (expense), net                               (22)        1,067           259            55
                                                      ----------    ----------    ----------    ----------
Loss before extraordinary item                            (8,702)      (18,472)       (4,606)       (1,416)
Extraordinary gain on debt restructuring                      --            --           330
                                                      ----------    ----------    ----------    ----------
Net loss                                              $   (8,702)   $  (18,472)   $   (4,606)   $   (1,086)
                                                      ----------    ----------    ----------    ----------

Basic and diluted earnings per share:
   Loss before extraordinary item                     $    (1.43)   $    (2.38)   $    (0.61)   $    (0.18)
   Extraordinary item                                         --            --            --          0.04
                                                      ==========    ==========    ==========    ==========
Net loss per common share -- basic and diluted
                                                      $    (1.43)   $    (2.38)   $    (0.61)   $    (0.14)
                                                      ==========    ==========    ==========    ==========
Weighted average common shares outstanding --
   basic and diluted                                       6,096         7,768         7,601         7,608
                                                      ==========    ==========    ==========    ==========



               See accompanying notes to the financial statements.

                              Confer Software, Inc.
                  Statements of Stockholders' Equity (Deficit)

                                             CONVERTIBLE                                            NOTE                  TOTAL
                                           PREFERRED STOCK       COMMON STOCK                    RECEIVABLE            STOCKHOLDERS'
                                          ------------------  -------------------    DEFERRED      FROM     ACCUMULATED  EQUITY
                                           SHARES    AMOUNT    SHARES     AMOUNT   COMPENSATION SHAREHOLDER  DEFICIT    (DEFICIT)
                                          --------  --------  --------   --------  ------------ -----------  --------   --------
Balance at December 31, 1998                 6,621  $  7,816     4,772   $    529   $       --   $      --   $(17,033)  $ (8,688)

   Exercise of stock options                    --        --     2,622        157           --        (147)        --         10
   Compensation expense related to stock
     option issued to employees                 --        --        --        383         (355)         --         --         28
   Reversal of accretion of redemption
     value of Series D convertible
     preferred stock (Note 6)                   --        --        --         --           --          --        123        123
   Net loss                                     --        --        --         --           --          --     (8,702)    (8,702)
                                          --------  --------  --------   --------   ----------   ---------   --------   --------
Balance at December 31, 1999                 6,621     7,816     7,394      1,069         (355)       (147)   (25,612)   (17,229)
   Exercise of stock options                    --        --     1,209         94           --          --         --         94
   Compensation expense related to stock
     options issued to non-employees            --        --        --        140           --          --         --        140
   Repurchase of common stock                   --        --    (1,010)       (58)          --          58         --         --
   Compensation expense related to stock
     options issued to employees                --        --        --        (32)         196          --         --        164
   Warrants issued in connection with
     debt                                       --        --        --         37           --          --         --         37
   Net loss                                     --        --        --         --           --          --    (18,472)   (18,472)
                                          --------  --------  --------   --------   ----------   ---------   --------   --------
Balance at December 31, 2000                 6,621     7,816     7,593      1,250         (159)        (89)   (44,084)   (35,266)
   Exercise of stock options (unaudited)        --        --        15          2           --          --         --          2
   Compensation expense related to stock
     options issued to employees
     (unaudited)                                --        --        --        (32)          45          --         --         13
   Net loss (unaudited)                         --        --        --         --           --          --     (1,086)    (1,086)
                                          --------  --------  --------   --------   ----------   ---------   --------   --------
Balance at March 31, 2001                    6,621  $  7,816     7,608   $  1,220   $     (114)  $     (89)  $(45,170)  $(36,337)
                                          ========  ========  ========   ========   ==========   =========   ========   ========



               See accompanying notes to the financial statements.

                              Confer Software, Inc.
                            Statements of Cash Flows


                                                                                       THREE MONTHS  THREE MONTHS
                                                                                           ENDED         ENDED
                                                                YEARS ENDED DECEMBER 31,  MARCH 31,    MARCH 31,
                                                                  1999         2000         2000         2001
                                                                ---------    ---------    ---------    ---------
                                                                                         (Unaudited)  (Unaudited)
OPERATING ACTIVITIES
Net loss                                                        $  (8,702)   $ (18,472)   $  (4,606)   $  (1,086)
Adjustments to reconcile net loss to cash used in
   operating activities:
   Depreciation                                                       235          365           85           77
   Stock compensation expense                                          28          304           22           12
   Gain from sale of fixed assets                                      --         (112)          --           --
   Amortization of warrants                                            --           16           --           22
   Provision for doubtful accounts                                    (27)          21           --           --
   Changes in operating assets and liabilities:
     Accounts receivable                                           (1,019)          31          863          956
     Prepaid expenses and deposits                                    (33)         (96)          82           24
     Accounts payable and accrued liabilities                         844           32          463         (790)
     Deferred revenue                                                 952        1,667          314         (254)
                                                                ---------    ---------    ---------    ---------
Net cash used in operating activities                              (7,722)     (16,244)      (2,777)      (1,039)

INVESTING ACTIVITIES
Acquisition of fixed assets                                          (337)        (696)        (229)         (37)
Proceeds from sale of fixed assets                                     --          150           --           --
(Purchase) sale of short-term investments                         (20,609)      17,205        3,002         (289)
                                                                ---------    ---------    ---------    ---------

Net cash (used in) provided by  investing activities              (20,946)      16,659        2,773         (326)

FINANCING ACTIVITIES
Proceeds from issuance of Series E convertible preferred
   stock,
   net of issuance costs                                           21,077           --           --           --
Proceeds from issuance of Series F convertible preferred
   stock,
   net of issuance costs                                               --           --           --        1,501
Proceeds from issuance of common stock                                 10           94            4            2
Proceeds from debt                                                  3,437          313           --           --
Payments on debt and capital leases                                (2,057)        (579)          --         (310)
                                                                ---------    ---------    ---------    ---------
Net cash provided by (used in) financing activities                22,467         (172)           4        1,193
                                                                ---------    ---------    ---------    ---------

Net increase (decrease) in cash and cash equivalents               (6,201)         243           --         (172)
Cash and cash equivalents at beginning of year                      6,201           --           --          243
                                                                ---------    ---------    ---------    ---------

Cash and cash equivalents at end of year                        $      --    $     243    $      --    $      71
                                                                =========    =========    =========    =========

SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year:
   Interest                                                     $     297    $      79    $      16    $      25

SUPPLEMENTARY DISCLOSURES OF NONCASH INVESTING
   AND FINANCING ACTIVITIES
Noncash investing and financing activities:
   Notes payable converted into preferred stock                 $   2,934    $      --    $      --    $      --
   Purchase of fixed assets under capital lease                 $     182    $      63    $      --    $      --
   Warrants issued in connection with debt                      $      --    $      37    $      --    $      --



               See accompanying notes to the financial statements.

DRAFT

                              Confer Software, Inc.
                          Notes to Financial Statements
           (Information subsequent to December 31, 2000 is unaudited)


1. FORMATION AND BUSINESS OF THE COMPANY

Confer Software, Inc. formerly known as Araxsys, Inc. (the Company) was incorporated in the state of California on February 24, 1994 to develop and market client server systems and applications designed to be integral to healthcare delivery systems. During 1998, the Company emerged from the development stage and is engaged in developing and marketing its applications. On June 7, 2001, the Company was acquired by XCare.net, Inc. ("XCare") by merger of a wholly-owned subsidiary of XCare with the Company. As a result of the merger, the Company is a wholly-owned subsidiary of XCare. Under the terms of the merger agreement dated May 14, 2001, XCare, issued 592,453 shares of XCare common stock in exchange for outstanding shares of the Company's capital stock and assumed a $461,250 employee bonus plan that was paid in cash upon closing of the merger.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

INTERIM FINANCIAL STATEMENTS

The interim financial statements included herein have been prepared by the management of the Company pursuant to the rules and regulations of the United States Security and Exchange Commission, and, in the opinion of management, contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the Company's financial position as of March 31, 2001 and interim results of operations and cash flows for the three months ended March 31, 2000 and 2001. These interim statements have not been audited. The financial position, results of operations and cash flows for interim periods disclosed within this report are not necessarily indicative of future financial results.

CASH, CASH EQUIVALENTS, AND SHORT-TERM INVESTMENTS

All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents. All cash equivalents are carried at cost, which approximates fair value. Short-term investments consist of U.S. government agency and corporate debt securities with maturities less than 12 months. At March 31, 2001, December 31, 2000 and 1999, the Company classified $3.7 million, $3.4 million, and $20.6 million, respectively, of its portfolio of debt securities as available-for-sale as defined in Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Investment securities classified as available for sale are measured at market value and net unrealized gains and losses are recorded as comprehensive income. Any gains and losses on sales of investments are computed on specific identification. At March 31, 2001, December 31, 2000 and 1999, net unrealized gains and losses on investments available for sale were not material.

RESTRICTED SHORT-TERM INVESTMENTS

Restricted short-term investments are held under the terms of a lease agreement by trustee to secure payment under the lease agreement.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of certain of the Company's financials instruments approximate fair value due to their short maturities. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of its debt obligations approximates fair value.

OFF BALANCE SHEET RISK AND CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject us to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. We maintain our cash and cash equivalents in high quality U.S. financial institutions. We extend credit to various customers and establish an allowance for doubtful accounts for specific customers that we determine to have a significant credit risk.

MAJOR CUSTOMERS AND VENDORS

As of December 31, 1999 and 2000 three customers accounted for 81% and 74% of accounts receivable, respectively, and two and three customers accounted for 42% and 34% of revenue, respectively. As of December 31, 2000 three vendors accounted for 60% of total accounts payable.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and are depreciated on a straight-line basis over estimated useful lives of three to five years. Leasehold improvements are amortized on a straight-line basis over the estimated useful life of the asset or the lease term, if shorter.

SOFTWARE CAPITALIZATION

Costs related to the conceptual formulation and design of software products are expensed as product development while costs incurred subsequent to establishing technological feasibility of software products are capitalized until general release of the product. Generally, technological feasibility is established when the software module performs its primary functions described in its original specification, contains convenience features required for it to be usable in a production environment and is completely documented. To date, the costs incurred during the period from establishment of technological feasibility to product release have not been material and as a result, the Company has not capitalized any software development costs.

REVENUE RECOGNITION

Revenue is recognized in accordance with the provisions of Statement of Position 97-2, "Software Revenue Recognition" as amended. Revenue is derived from license fees and related services under the terms of fixed price contracts. Maintenance revenue is derived from agreements for supporting and providing periodic updates to licensed software.

For multiple element contracts, revenue is recognized when all elements have been delivered. When maintenance is the only undelivered element, revenue is recognized ratably over the maintenance term.

Maintenance revenue is recorded as unearned revenue and is recognized ratably over the service period.

Cost of revenue includes personnel and related overhead costs, payments to third-party consultants who assist with implementation and support services, consist of personnel and related overhead costs, including commission, travel expenses, field sales office expense and advertising and promotion costs. General and administrative expenses include personnel and related overhead costs for our executive, administrative, finance and human resources functions, as well as legal and accounting fees, insurance expense, investor relation costs and bad debt expense. Research and development expense includes personnel and related overhead costs for product development, enhancements to existing applications and services and quality assurance activities.

STOCK OPTION COMPENSATION

Statement of Financial Accounting Standard ("SFAS") No. 123, "Accounting for Stock-Based Compensation," permits the use of either a fair value based method or the method defined in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," to account for stock-based compensation arrangements. Companies that elect to use the method provided in APB 25 are required to disclose the pro forma net income (loss) and earnings per share that would have resulted from the use of the fair value based method. The Company has elected to continue to determine the value of stock-based compensation arrangement under the provisions of APB 25 and included the pro forma disclosures required under SFAS No. 123 in Note 6.

ADVERTISING COSTS

Advertising costs are expensed as incurred and totaled $133,000 and $335,000 for the years ended December 31, 1999 and 2000, respectively.

RESEARCH AND DEVELOPMENT

Research and development costs are expensed as incurred.

INCOME TAXES

The Company accounts for income taxes using the liability method under which deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

NET LOSS PER COMMON SHARE

Net loss per common share is calculated in accordance with SFAS No. 128, "Earnings Per Share," and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS No. 128 and SAB 98, basic net loss per common share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per common share is computed by dividing the net loss for the period by the weighted average number of common and potential shares outstanding during the period if their effect is dilutive. Potential common shares consist of incremental common shares issuable upon the exercise of stock options and warrants and upon conversion of the convertible preferred stock.

Potentially dilutive securities totaling 38,577,000, 38,673,000, and 39,131,000 and 38,928,000 for the years ended December 31, 2000 and 1999 and the three months ended March 31, 2000 and 2001, respectively, were excluded from basic and diluted loss per common share because of their anti-dilutive effect.

COMPREHENSIVE INCOME

The Company has adopted the provisions of Statement of Financial Accounting No. 130, "Reporting Comprehensive

Income." This statement requires the disclosure of comprehensive income and its components in a full set of general purpose financial statements or on the statement of operations. Comprehensive income is defined as net income plus revenues, expenses, gains and losses that, under generally accepted accounting principles, are excluded from net income. For the years ended December 31, 2000 and 1999, there are no material differences between comprehensive income and net income.

RECENT PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). We adopted SFAS 133 on January 1, 2001. The adoption of SFAS 133 has not had a significant effect on the financial condition or results of operations of the Company.

3. PROPERTY AND EQUIPMENT

Property and equipment are comprised of the following (in thousands):

                                                     YEARS ENDED DECEMBER 31,
                                                        1999          2000
                                                     ----------    ----------
Computer hardware and software                       $    1,045    $    1,338
Furniture and fixtures                                      173           205
Leasehold improvements                                       28           276
Office equipment                                             84            73
Accumulated depreciation and amortization                  (783)         (988)
                                                     ----------    ----------
                                                     $      547    $      904
                                                     ==========    ==========

4. COMMITMENTS

LEASE - BUILDING

In October 1998, the Company extended its noncancelable building lease agreement for the property at 200 Penobscot Drive, Redwood City, California. Annual payments under this lease were approximately $313,000. The lease was terminated in October 2000.

In May 2000, the Company entered into a new property lease agreement which terminates in July 2003. The lease required a letter of credit secured by a $2,125,620 certificate of deposit. The lease was terminated and renegotiated in June 2001 with annual rent payments ranging from $528,000 to $616,000 to May 2006. The letter of credit has been reduced to $300,000 in the renegotiation and is secured by investments.

The Company also leases certain personal property under noncancelable operating leases.

The future minimum rental payments under the leases are as follows(in thousands):

                          2001                    $    2,166
                          2002                         2,231
                          2003                         1,318
                                                  ----------
                                                  $    5,715
                                                  ==========

Rental expense was approximately $1,209,000 and $287,000 for the years ended December 31, 2000 and 1999, respectively.

CAPITALIZED LEASE OBLIGATIONS

The Company leases certain equipment under agreements accounted for as capital leases. Included in property and equipment as of December 31, 2000 is equipment held under capital leases with costs aggregating $131,566 and related accumulated amortization of $78,026.

As of December 31, 2000, future minimum lease payments under capital lease obligations are as follows:


Minimum lease payments                                           $   87,705
Less amounts representing interest                                  (11,898)
                                                                 ----------
Present value of minimum lease payments                              75,807
                                                                 ----------
Less current portion                                                (75,807)
                                                                 ----------
Long-term minimum lease payments                                 $       --
                                                                 ==========



5. LONG-TERM DEBT

NOTES PAYABLE

In June of 1997, the Company entered into a $750,000 sale/leaseback agreement, structured as a Term Loan, which allowed the Company to finance any equipment to which the Company has clear title. The note term is 36 months and the borrowing bears interest at 12.23% per annum. In connection with the loan, the Company issued warrants to purchase preferred stock (Note 6). Upon maturity the Company has the option to purchase the equipment for 10% of the acquisition cost financed, release the equipment, or scrap the equipment. The Term Loan was extinguished by payment in July 2000.

In June of 1998, the Company entered into a $2,000,000 term note and $1,500,000 line of credit with a lender. The Company issued warrants to purchase common stock in connection with the loans (Note 6). In November of 1998, the original loan agreement was amended. The new loan reduced the term note to $1,500,000 and the line of credit to $1,000,000. As part of the amended loan agreement, the Company issued additional warrants to purchase common stock (Note 6). The Term Loan bearing interest at prime plus 3.25% was extinguished in December 1999. The line of credit was canceled by payment in September 2000.

In October 2000, the Company entered into a Loan and Security agreement ("the Agreement") which provided for a Committed Revolving Line, Letter of Credit, and Cash Management Services, which in combination, were not to exceed the lesser of $2,000,000 or 70% of the Company's accounts receivable. In addition, the Agreement provided for an equipment advance not to exceed $1,000,000. The Agreement, bearing interest at prime plus 1% required monthly interest payments on all loans outstanding. Monthly principal payments were required on the Equipment Advance as well. Substantially all of the Company's assets are pledged as collateral for the Agreement. The amount outstanding under the Equipment Advance provision was $300,000 at December 31, 2000. Aggregate payments due on long term debt in 2001 was $300,000 as of December 31, 2000 as no other amounts were outstanding under the Agreement. The Company is required to comply with certain covenants including restrictions on dividends and change of control provisions. Certain covenants were not met at December 31, 2000 and January 31, 2001. The Agreement originally matured October 20, 2001. The equipment advance was paid in March 2001 and the Agreement terminated.

Total unused letters of credit were $2,126,000 and $4,126,000 as of December 31, 1999 and 2000, respectively.

Total interest expense was $297,000 and $79,000 for the years ended December 31, 1999 and 2000, respectively.

6. SHAREHOLDERS' EQUITY

CONVERTIBLE PREFERRED STOCK

In August 1999 the Company issued $2.9 million of Convertible Subordinated Promissory Notes which bore an interest rate of 5.32%. In November 1999, the Company issued 21,367,520 shares of $0.001 par value of Series E redeemable convertible preferred stock and received cash proceeds totaling $21.1 million, net of issuance costs of $988,144 and converted the Convertible Subordinated Promissory Notes to the Series E preferred stock. In January 2001, the Company issued 1,515,775 shares of $0.001 Series F redeemable convertible preferred stock and received proceeds totaling $1.5 million. The liquidation value of the Series F preferred stock was $15,157,750 as of March 31, 2001.

At December 31, 2000 and 1999, the amounts of the convertible preferred stock by series were as follows:

                                   SHARES ISSUED AND
                                      OUTSTANDING                NET AMOUNT
                   SHARES             DECEMBER 31,               DECEMBER 31,           LIQUIDATION
     SERIES      AUTHORIZED      2000          1999          2000           1999           VALUE
--------------- -----------   -----------   -----------   -----------    -----------    -----------
Convertible Preferred Stock:
       A            236,842       236,842       236,842   $   131,387    $   131,387    $   142,105
       B          2,475,000     2,475,000     2,475,000     1,652,921      1,652,921      1,658,250
       C          4,212,475     3,908,794     3,908,794     6,031,247*     6,031,247*     6,000,000
                ===========   ===========   ===========   ===========    ===========    ===========
                  6,924,317     6,620,636     6,620,636   $ 7,815,555    $ 7,815,555    $ 7,800,355
                ===========   ===========   ===========   ===========    ===========    ===========

Redeemable Convertible Preferred Stock
       D        21,313,246    21,313,246    21,313,246   $12,180,567    $12,180,567    $12,255,116
       E        21,434,188    21,367,520    21,367,520    24,011,854     24,011,854     25,000,000
                -----------   -----------   -----------   -----------    -----------    -----------
                42,747,434    42,680,766    42,680,766   $36,192,421    $36,192,421    $37,255,116
                ===========   ===========   ===========   ===========    ===========    ===========


         * Includes warrants

The rights, preferences and privileges of Series A, Series B, Series C, Series D, Series E and Series F convertible preferred stock are as follows:

VOTING RIGHTS

Holders of Series A, Series B, Series C, Series D, Series E, and Series F convertible preferred stock are entitled to shares of common stock into which such shares of preferred stock could be converted, and have voting rights and powers equal to the voting rights and powers of the holders of common stock.

DIVIDENDS

The holders of Series A, Series B, Series C, Series E, and Series F preferred stock are entitled to noncumulative dividends out of any assets legally available, prior and in preference to any declaration or payment of any dividend on the common stock of the Company, at the rate of 8% of the preferred stocks' original issue price per share per annum, respectively, when and if declared by the Board of Directors. The holders of Series D preferred stock originally were entitled to receive cumulative dividends, whether or not declared, out of any assets at the time legally available, prior and in preference to any declaration or payment of any dividend to the holders of Series A, Series E, Series C or Series D preferred stock or common stock. The dividend was payable at a rate equal 8% of the preferred stocks' original issue price per share per annum. During 2000, the Series D preferred stock terms were amended and the Series D cumulative dividend rights were terminated and all accrued dividends were cancelled. As of December 31, 2000 and 1999, no dividends have been declared.

CONVERSION RIGHTS

Each share of Series A, Series B, Series C, Series D, and Series F convertible preferred stock shall be convertible into the number of fully paid and nonassessable shares of common stock which results from dividing the conversion price per share in effect for such series of preferred stock at the time of conversion into the per share conversion value of such series. The initial conversion price and value per share of Series A, Series B, Series C, Series D, Series E, and Series F preferred stock are $0.60, $0.67, $1.535, $0.575, $1.054, and $1.00, respectively. Preferred stock converts to common stock at the option of the holder, or automatically upon consummation of a sale of common stock, at a price of not less than $1.725 per share, and for an aggregate offering price of not less than $20,000,000, pursuant to a registration statement under the Securities Act of 1933.

LIQUIDATION

In the event of any liquidation, dissolution or winding up of the company, the holders of Series A, Series B, Series C, Series D, Series E, and Series F convertible preferred stock shall be entitled to receive prior and in preference to any distribution of any of the assets of the Company to the holders of common stock, an amount per share equal to the sum of $0.60, $0.67, $1.535, $0.575, $1.17, and $10.00 per share for each outstanding share of Series A, Series B, Series C, Series D, Series E, and Series F convertible preferred stock, respectively, plus any declared but unpaid dividends and cumulative dividends. If the assets and funds thus distributed among the holders of the Series F convertible preferred stock are insufficient to permit the payment to such holders of the full preferential amounts, then, the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of Series F convertible preferred stock. After the holders of Series F convertible preferred stock have received their preference amounts, the remaining amount shall be distributed ratably among the holders of Series A, Series B, Series C, Series D, and Series E convertible preferred stock, with any remainder distributed to the holders of common stockholders.

REDEMPTION

At the option of the holders, one-third of the outstanding shares of Series D, Series E, and Series F preferred stock is redeemable in December 2005, 50% of the outstanding Series D, Series E, and Series F preferred stock is redeemable in December 2006, and 100% of the outstanding Series D, Series E and F preferred stock is redeemable in December 2007. The Series D, Series E, and Series F preferred stock shall be redeemed by paying the holders of each share cash in an amount equal to the greater of (i) $0.575, $1.17, and $1.00 per share, respectively, plus all cumulative dividends unpaid thereon (whether or not declared) computed to the redemption date, or (ii) an amount equal to the fair market value of the company divided by the number of outstanding shares of common stock plus the number of outstanding common stock equivalents that would be used to calculate earnings per share in accordance with generally accepted accounting principles, at the redemption date.

WARRANTS

In May 1997, the Company has granted a leasing company warrants to purchase 26,872 shares of Series C preferred stock. The warrants are exercisable at a purchase price of $1.535 per share until the later of five years after an initial public offering or June 10, 2007. The warrants issued had a fair value of approximately $29,000 at the time of issuance, as determined using the Black-Scholes valuation model, and have been recorded as a discount on the debt and accreted as interest expense over the term of the debt.

In July 1997, the Company granted the bank that provided a line of credit, warrants to purchase 43,974 shares of Series C preferred stock. The warrants are exercisable at a purchase price of $1.535 per share and the warrants expire in July 2002. The warrants issued had a fair value of approximately $34,000 at the time of issuance, as determined using the Black-Scholes valuation mode, and have been recorded as a discount on the debt and accreted as interest expense over the term of the debt.

In January 1998, the Company granted a lender warrants to purchase 231,532 shares of Series C preferred stock. The warrants are exercisable at a purchase price of $0.575 and expire on January 26, 2003. The warrants issued had a fair value of approximately $74,000 at the time of issuance, as determined using the Black-Scholes valuation model, and have been recorded as a discount on the debt and accreted as interest expense over the term of the debt.

In June 1998, the Company granted warrants to purchase 325,735 shares of common stock at an exercise price of $1.535 in connection with a loan agreement. In November 1998, the Company issued an additional 195,652 warrants to purchase common stock at an exercise price of $0.575 in connection with an amended loan agreement. Both warrant grants were valued at the time of issuance with the Black-Scholes valuation model and the fair value of both grants was not deemed material.

In 2000 the Company granted a bank warrants to purchase 34,188 shares of Series E preferred stock. The warrants are exercisable at a purchase price of $1.17 per share until the later of two years after an initial public offering or October 23, 2007. The warrants issued had a fair value of approximately $37,000 at the time of issuance, as determined using the Black-Scholes valuation model, and have been recorded as a discount on the debt and accreted as interest expense over the term of the debt. As the related debt agreement was terminated in March 2001, the entire discount was amortized as of March 31, 2001.

COMMON STOCK ISSUED IN EXCHANGE FOR PROMISSORY NOTES

During 1999, the Company sold 2,551,182 shares of common stock to an officer of the Company at $0.0575 per share in exchange for a non-recourse promissory note in the amount of $147,000, secured by the shares the Company issued. On September 11, 2000, the officer of the Company resigned and the Company repurchased 1,010,000 shares at the stock's original purchase price. The remaining portion of the promissory note is due in October 2004.

STOCK OPTIONS

In January 1997, the Company's Board of Directors approved the adoption of the 1997 Stock Option Plan (the 1997 Plan). Under the 1997 Plan, employees, directors, or consultants may be granted options that allow for the purchase of shares of the Company's common stock. Nonstatutory stock options may be granted to employees, directors, and consultants. Incentive stock options may be granted only to employees.

Nonstatutory stock options may be granted under the plans at a price not less than 85% of the fair market value of the stock on the date the option is granted. Incentive stock options may be granted under the plans at a price not less than 100% of the fair market value of the stock on the date the option is granted. The exercise period of the nonstatutory and incentive stock options is ten years or less from the date of the grant, as provided in the option agreements. Incentive and nonstatutory stock options are granted to employees and consultants who, on the date of grant, own stock representing less than 10% of the voting power of the fair market value of the stock at the date of grant. Vesting provisions of individual options may vary, but vesting is at least 20% per year of the total number of shares subject to the option.

During 1999 and 2000, the Company also issued stock options to certain employees and officers outside of the plan. These options generally vest over four years and were granted at the fair value of the stock on the date of grant.

Stock option activity is summarized as follows:

                                                                              OPTIONS OUTSTANDING
                                                   ---------------------------------------------------------------------------
                                                                                                                 WEIGHTED
                                   SHARES                                                                        AVERAGE
                                  AVAILABLE           NUMBER OF           EXERCISE           AGGREGATE           EXERCISE
                                  FOR GRANT             SHARES              PRICE              PRICE               PRICE
                               ----------------    ----------------    ----------------   ----------------    ----------------
Balance at December 31, 1998          8,485,933             662,726    $ 0.058 - $ 0.154  $        101,018    $          0.152
         Options Granted             (7,526,186)          7,526,186    $ 0.058 - $ 0.154           572,985    $          0.076
         Options Exercised                   --          (2,622,309)   $ 0.058 - $ 0.154          (151,263)   $          0.058
         Forfeitures                    189,504            (189,504)   $ 0.058 - $ 0.154           (11,664)   $          0.062
                               ----------------    ----------------                       ----------------
Balance at December 31, 1999          1,149,251           5,377,099    $ 0.058 - $ 0.154           511,076    $          0.095
         Options Granted             (4,958,024)          4,958,024    $ 0.058 - $ 0.350         1,632,821    $          0.329
         Options Exercised                   --          (1,209,348)   $ 0.058 - $ 0.350           (92,947)   $          0.077
         Forfeitures                  3,878,755          (3,878,755)   $ 0.058 - $ 0.350          (436,584)   $          0.112
                               ================    ================                       ================
Balance at December 31, 2000             69,982           5,247,020    $ 0.058 - $ 0.350  $      1,614,366    $          0.308
                               ================    ================                       ================



Options granted to consultants are accounted for based on the fair value of the options issued, which were valued using the Black-Scholes valuation model assuming an expected life of 10 years, a risk free interest rate of 6.50%, expected dividend yield of 0% and expected volatility of 120%. Total expense for options issued to consultants was $139,990 for the year ended December 31, 2000.

During 1999 and 2000, certain employee options were granted at prices below the fair market value of the Company's common stock. Additionally certain employee options' vesting terms were accelerated. Total compensation expense related to these options was $28,251 and $164,382 for the years ended December 31, 1999 and 2000, respectively.

The Company records compensation expense related to stock options granted to employees using the intrinsic value based method and includes a pro forma disclosure in the footnotes for compensation value measured using the fair value accounting treatment. For the years ended December 31, 2000 and 1999, the value of each employee option on the date of grant was estimated using the minimum value method, assuming an expected life of four years, an expected dividend rate of 0.0%, and a risk-free interest rate of 6.00% to 7.00%. The risk-free interest rate was calculated in accordance with the grant date and expected life calculated for the options granted. The weighted average fair value of options granted was $0.01 and $0.07 in 1999 and 2000, respectively.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The effects of applying Statement 123 for pro forma disclosure purposes are not likely to be representative of the effects on pro forma net income (loss) in the future years because they do not take into consideration pro forma compensation expense related to grants made prior to 1995.

The impact on the Company's net loss and net loss per share had compensation cost been recorded as determined in accordance with SFAS No. 123 is as follows (in thousands except per share data):

                                                        YEAR ENDED
                                                        DECEMBER 31,
                                                --------------------------
                                                    1999           2000
                                                -----------    -----------
          Net loss:
            As reported                         $    (8,702)   $   (18,472)
            Pro forma                                (8,686)       (18,374)
          Net loss per common share:
            As reported                         $     (1.43)   $     (2.38)
            Pro forma                                 (1.43)         (2.36)


The options outstanding and currently exercisable by exercise price at December 31, 2000 are as follows:

                                                            WEIGHTED
                                                             AVERAGE            WEIGHTED
                                                            REMAINING           AVERAGE
                                     OPTIONS               CONTRACTUAL          EXERCISE                OPTIONS
         EXERCISE PRICE             OUTSTANDING               LIFE                PRICE                EXERCISABLE
        -------------------    ---------------------     ---------------     -----------------     ---------------------
              $ 0.153                 261,146                  7.34                $0.153                  167,836
              $ 0.154               1,707,461                  8.04                $0.154                  801,422
              $ 0.350               3,278,413                  9.46                $0.35                   369,779
                               ---------------------                                               ---------------------
                                    5,247,020                                                            1,339,037
                               =====================                                               =====================

7. INCOME TAXES

At December 31, 2000, the Company has approximately $42,878,289 in Federal and California net operating loss carryforwards, and has generated federal and California research tax credits of approximately $1,519,967, which expire in the years 2002 through 2020.

The Tax Reform Act of 1986 limits the use of net operating loss and tax carryforwards in certain situations where changes occur in the stock ownership of a company. If the Company should have an ownership change, as defined, utilization of the carryforwards could be restricted.

Temporary differences and carryforwards which gave rise to significant portions of deferred tax assets and liabilities as of December 31, 1999 and 2000 are as follows (in thousands):

                                              1999          2000
                                           ----------    ----------
Deferred tax assets:
   Net operating loss carryforwards        $    9,595    $   17,080
   Research and development credits               966         1,520
   Deferred stock compensation                    602            98
   Other                                          232           169
   Less valuation allowance                   (11,395)      (18,867)
                                           ----------    ----------
Net deferred tax assets                    $       --    $       --
                                           ==========    ==========

Variations from the federal statutory rate are as follows:

                                                              YEAR ENDED DECEMBER 31,
                                                               ---------------------
                                                                   1999         2000
Expected federal income tax expense at statutory rate of
   34%                                                             34.0%        34.0%
Effect of permanent differences                                    (0.1)%       (0.1)%
State income tax expense net of federal benefit                     3.1%         5.8%
Valuation allowance                                               (37.0)%      (39.7)%
                                                               --------     --------
                                                                    0.0%         0.0%
                                                               ========     ========

8. 401(k) PROFIT SHARING PLAN

The Company has a 401(k) Profit Sharing Plan which covers substantially all employees. Under the Plan, employees are permitted to contribute up to 25% of gross compensation not to exceed the annual 402(g) limitation for any plan year. Discretionary contributions may be made by the Company irrespective of whether it has net profits. No contributions were made by the Company during 2000 or 1999.

9. EXTRAORDINARY ITEM

During the three months ended March 31, 2001, the Company renegotiated its terms with certain vendors thereby settling outstanding amounts payable at amounts less than their original balances. This resulted in an extraordinary gain of $329,734 during the three months ended March 31, 2001.

10. SUBSEQUENT EVENT

In June 2001, the Company was acquired by XCare.net, Inc. ("XCare") by merger of a wholly-owned subsidiary of XCare with the Company. As a result of the merger, the Company is a wholly-owned subsidiary of XCare. Under the terms of the merger agreement dated May 14, 2001, XCare issued 592,453 shares of XCare common stock in exchange for all of the outstanding shares of the Company's preferred and common stock and assumed a $461,250 employee bonus plan that was paid in cash. As a result of the liquidation preference of the Series F preferred stock, all of the XCare shares were issued to the holders of Series F preferred stock.

(b)      Pro Forma Financial Information

         The required proforma financial information is set forth below.

                     Unaudited Pro Forma Condensed Combined
                              Financial Information

     The unaudited pro forma information set forth below gives effect to acquisition of Confer by XCare.net, Inc. as if it had been completed on January 1, 2000 for the statements of operations and March 31, 2001 for the balance sheet , subject to the assumptions and adjustments in the accompanying notes to the pro forma information. The unaudited pro forma condensed combined financial information is derived from the historical financial statements of XCare.net and Confer.

     XCare.net will account for the merger under the purchase method of accounting. Under the purchase method of accounting, the acquiring enterprise in the business combination effected through the exchange of stock is presumptively the enterprise whose former common shareholders either retain or receive the larger portion of the voting rights in the combined enterprise. XCare.net, as the acquiror and its assets and liabilities will be brought forward at their historical net book values. A new basis will be established for Confer's assets and liabilities based upon the fair values thereof at the time of the merger and may be revised for a period of up to one year from the date of the merger. The purchase accounting adjustments made in connection with the development of the unaudited pro forma condensed combined financial information are preliminary and have been made solely for purposes of developing such unaudited pro forma condensed combined financial information and will be adjusted upon the final determination of the fair values through an independent appraisal of the net assets acquired and other analysis.

     The pro forma adjustments do not reflect any operating efficiencies or cost savings that may be achieved with respect to the combined companies. The combined company may incur certain integration-related expenses not reflected in the pro forma financial information as a result of the elimination of duplicate facilities, operational realignment and related workforce reductions. Such costs would generally be recognized as a liability assumed as of the merger date resulting in additional goodwill if they relate to facilities or workforce previously aligned with Confer, and would be expensed if they relate to facilities or workforce previously aligned with XCare.net. The assessment of integration related expenses is ongoing. The following pro forma information is not necessarily indicative of the financial position or operating results that would have occurred had the merger been consummated on the dates discussed above, or at the beginning of the periods, during which such transactions are being given effect. The pro forma adjustments reflecting the consummation of the merger are based upon the assumptions set forth in the notes.

     XCare.net is unaware of events other than those disclosed in these pro forma notes that would require a material change to the preliminary purchase price allocation. The actual financial position and results of operations may differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information and changes in values not currently identified.

                                 XCARE.NET, INC.
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 MARCH 31, 2001
                                   (UNAUDITED)
                                 (IN THOUSANDS)


                                                                            AS REPORTED
                                                                      ----------------------
                                                                      XCARE.NET,                PRO FORMA          PRO FORMA
                                                                         INC.       CONFER     ADJUSTMENTS         COMBINED
                                                                      ----------   ---------   ----------          ---------
Current assets
Cash and cash equivalents                                             $  32,199    $      71    $  (1,822)(a)      $  30,448
Short-term investments                                                   42,100        1,568                          43,668
Accounts receivable, net                                                  4,968          261                           5,229
Work performed in advance of billings                                     2,028           --                           2,028
Other current assets                                                      3,145          136                           3,281
                                                                      ----------   ---------   ----------          ---------
  Total current assets                                                   84,440        2,036       (1,822)            84,654

Property and equipment, net                                               5,023          864                           5,887
Purchased software, net                                                     674           --                             674
Goodwill                                                                  3,230           --         4,869 (a)         8,099
Restricted investments                                                       --        2,125                           2,125
Other assets                                                                842           --                             842
                                                                      ----------   ---------   ----------          ---------
  Total assets                                                        $  94,209    $   5,025    $   3,047          $ 102,281
                                                                      ==========   =========   ==========          =========


Current Liabilities
Accounts payable                                                      $   1,019    $     265                       $   1,284
Accrued liabilities                                                       3,071          202    $     364 (c)          3,637
Unearned revenues                                                           346        3,136                           3,482
Current portion of long term debt and capital lease obligations              --           66                              66
                                                                      ----------   ---------   ----------          ---------
  Total liabilities                                                       4,436        3,669          364              8,469
                                                                      ----------   ---------   ----------          ---------

Redeemable preferred stock                                                   --       37,693      (37,693)(b)             --

Preferred stock                                                              --        7,816       (7,816)(b)             --
Common stock                                                                164        1,220       (1,214)(a)(b)         170
Additional paid in capital                                              124,990           --        4,033 (a)(b)     129,023
Note receivable for common stock                                             --          (89)          89 (b)
Unearned compensation, net                                                 (522)        (114)         114 (b)           (522)
Accumulated deficit                                                     (34,859)     (45,170)      45,170 (b)        (34,859)
                                                                      ----------   ---------   ----------          ---------
  Total stockholders' equity (deficit)                                   89,773      (36,337)      40,376             93,812
                                                                      ----------   ---------   ----------          ---------
    Total liabilities and stockholders' equity (deficit)              $  94,209    $   5,025    $   3,047          $ 102,281
                                                                      ==========   =========   ==========          =========

                                 XCARE.NET, INC.
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2000
                                   (UNAUDITED)
                (IN THOUSANDS, EXCEPT FOR PER SHARE INFORMATION)


                                                             AS REPORTED
                                                      ------------------------
                                                      XCARE.NET,                      PRO FORMA        PRO FORMA
                                                         INC.         CONFER         ADJUSTMENTS       COMBINED
                                                      ----------    ----------       ----------       ----------
Revenues                                              $ $10,681     $    1,624                        $   12,305
                                                      ----------    ----------                        ----------

Costs and expenses
  Costs of revenue                                        14,173         5,341                            19,514
  Sales and marketing                                      5,216         7,124                            12,340
  General and administrative                               9,207         3,782                            12,989
  Research and development                                 2,952         4,612                             7,564
  Amortization of goodwill and acquired
    intangibles                                               96            --       $      696(a)           792
  Stock compensation expense                               1,381           304                             1,685
                                                      ----------    ----------       ----------       ----------
Total operating expenses                                  33,025        21,163              696           54,884
                                                      ----------    ----------       ----------       ----------

Loss from operations                                     (22,344)      (19,539)            (696)         (42,579)

  Interest income                                          5,027         1,067                             6,094
                                                      ----------    ----------       ----------       ----------
                                                      ==========    ==========       ==========       ==========
Net loss from continuing operations                   $  (17,317)   $  (18,472)      $     (696)         (36,485)
                                                      ==========    ==========       ==========       ==========


Net loss from continuing operations per common        ==========                                      ==========
share - basic and diluted                             $    (1.20)                                     $    (2.43)
                                                      ==========                                      ==========

Weighted average common shares outstanding                14,399                            592(d)        14,991
                                                      ==========                     ==========       ==========

                                 XCARE.NET, INC.
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED MARCH 31, 2001
                                   (UNAUDITED)
                (IN THOUSANDS, EXCEPT FOR PER SHARE INFORMATION)


                                                                AS REPORTED
                                                         ------------------------
                                                          XCARE.NET,                  PRO FORMA     PRO FORMA
                                                             INC.        CONFER      ADJUSTMENTS    COMBINED
                                                         ----------    ----------    ----------    ----------
Revenues                                                 $    7,590    $      611                  $    8,201
                                                         ----------    ----------                  ----------
Costs and expenses
  Costs of revenue                                            6,353           106                       6,459
  Sales and marketing                                         1,389           432                       1,821
  General and administrative                                  2,570           569                       3,139
  Research and development                                    1,141           963                       2,104
  Amortization of goodwill and acquired
    intangibles                                                 303            --    $      174 (a)       477
  Stock compensation expense                                    135            12                         147
                                                         ----------    ----------    ----------    ----------
Total operating expenses                                     11,891         2,082           174        14,147
                                                         ----------    ----------    ----------    ----------
Loss from operations                                         (4,301)       (1,471)         (174)       (5,946)

  Interest income                                             1,100            55                       1,155
                                                         ----------    ----------    ----------    ----------

Net loss from continuing operations before               ==========    ==========    ==========    ==========
extraordinary item                                       $   (3,201)   $   (1,416)   $     (174)       (4,791)
                                                         ==========    ==========    ==========    ==========

Net loss from continuing operations before
extraordinary item per common share - basic and          ==========                                ==========
diluted                                                  $    (0.20)                               $    (0.28)
                                                         ==========                                ==========

Weighted average common shares outstanding                   16,412                         592(d)     17,004
                                                         ==========                  ==========    ==========

(a) A new basis will be established for Confer Software's assets and liabilities by allocating the total acquisition consideration to the relative fair values thereof. The following represents the step-up of Confer Software's assets and liabilities to record the issuance of equity securities and cash as consideration for the Confer Software stock and the related purchase price allocation, including direct costs, under the purchase method of accounting. The portion of the consideration assigned to goodwill represents the excess of the purchase price over the fair value of the net assets acquired. All amounts are in thousands.

The following represents the calculation of the purchase price and goodwill:


Value assigned to 592 shares of XCare.net common stock                 $   4,039
Employee bonus paid in connection with the purchase                          461
Merger-related expenses                                                    1,702
                                                                       ---------
Estimated acquisition costs                                            $   6,202
Net tangible assets of Confer Software, Inc.                              (1,333)
                                                                       ---------
Preliminary goodwill                                                   $   4,869
                                                                       =========


The excess consideration allocated to goodwill will be amortized over seven years.

The final allocation of purchase price is subject to adjustment based upon final appraisals and other analysis. These final appraisals and other analysis may result in adjustments to the fair value of net assets acquired. As the acquisition will be accounted for under the purchase method of accounting, existing goodwill and equity balances of Confer Software will be eliminated. As the purchase price is expected to exceed the fair value of net assets acquired, the excess value will be assigned to goodwill and identifiable intangibles.

In July 2001, the Financial Accounting Standards Board issued Statements No. 141, Business Combinations and No. 142, Goodwill and Other Intangible Assets. Statement no. 141 requires companies to reflect intangible assets apart from goodwill and supercedes previous guidance related to business combinations. Statement No. 142 eliminates amortization of goodwill and amortization of indefinite lived intangible assets. However, Statement No. 142 also requires the Company to perform impairment tests at least annually on all goodwill and other intangible assets. These statements are required to be adopted by the Company on January 1, 2002 and for any acquisitions entered into after July 1, 2001.

(b) Reflects the elimination of the stockholders' equity accounts and redeemable preferred stock of Confer Software.

(c) Represents acquisition related expenses of $341 and an adjustment to record liabilities to fair value of $23.

(d) Unaudited pro forma combined basic and diluted net loss per share includes shares of common stock issued in connection with the Confer Acquisition. Common stock equivalents are excluded from the computation as the combined pro forma results produced a net loss.

(c) Exhibits

    2.2(1) Agreement and Plan of Merger and Reorganization by and among XCare.net, Inc., Confer Acquisition Corp. and Confer Software, Inc. dated as of May 14, 2001.

    2.3(1) Amendment No. 1 to Agreement and Plan of Merger and Reorganization by and among XCare.net, Inc., Confer Acquisition Corp. and Confer Software, Inc. dated as of June 5, 2001.

    4.3(1) Registration Rights Agreement by and among XCare.net, Inc. and certain Stockholders of Confer Software, Inc. dated as of June 7, 2001.

   23.1       Consent of Ernst & Young LLP, Independent Auditors

----------
(1) Previously filed with the Securities and Exchange Commission as an Exhibit of the same number to XCare.net's Registration Statement on Form S-1 (Registration Statement 333-65280) on July 17, 2001.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    XCARE.NET, INC



Date: July 26, 2001                      By:    /s/ Gary T. Scherping
     --------------                        -------------------------------------
                                             Gary T. Scherping
                                             Senior VP of Finance and Chief
                                             Financial Officer (Principal
                                             Financial and Accounting Officer)

                                 EXHIBIT INDEX


Exhibit No.                       Description
-----------                       -----------

    2.2(1) Agreement and Plan of Merger and Reorganization by and among XCare.net, Inc., Confer Acquisition Corp. and Confer Software, Inc. dated as of May 14, 2001.

    2.3(1) Amendment No. 1 to Agreement and Plan of Merger and Reorganization by and among XCare.net, Inc., Confer Acquisition Corp. and Confer Software, Inc. dated as of June 5, 2001.

    4.3(1) Registration Rights Agreement by and among XCare.net, Inc. and certain Stockholders of Confer Software, Inc. dated as of June 7, 2001.

   23.1       Consent of Ernst & Young LLP, Independent Auditors

----------
(1) Previously filed with the Securities and Exchange Commission as an Exhibit of the same number to XCare.net's Registration Statement on Form S-1 (Registration Statement 333-65280) on July 17, 2001.